Exhibit 99.1

CallidusCloud Reports Q4 2017 Total Revenue of $69.5 Million and $253.1 Million in 2017

-	Q4 SaaS Revenue Increases 30% to $54.6 Million
-	Cash from Operations of $13.0 Million, up 45% Year over Year
-	2017 SaaS Revenue of $198.2 Million, up 31% Year over Year
-	SaaS Deferred Revenue of $129.3 Million, up 31% Year over Year

DUBLIN, CA., February 8, 2018— Callidus Software Inc. (NASDAQ: CALD), a global leader in cloud-based sales, marketing, learning and customer experience solutions, today announced financial results for the year ended December 31, 2017.

Recent Acquisition Announcement

On January 29, 2018, CallidusCloud entered into a merger agreement with SAP America, Inc. (“SAP”) under which SAP will acquire CallidusCloud for $36.00 per share in an all-cash transaction valued at approximately $2.5 billion, inclusive of CallidusCloud’s net cash.

In light of this, CallidusCloud will not hold a conference call to discuss these financial results.

Financial Highlights for the Fourth Quarter 2017

SaaS revenue was $54.6 million, an increase of 30% over the same quarter in the prior year. Maintenance revenue was $450,000, resulting in total recurring revenue of $55.0 million. SaaS revenue growth continued to benefit from success in our Lead to Money suite. Professional services revenue was $14.1 million. Total revenue was $69.5 million for the fourth quarter, an increase of 24% year-over-year. Normalized SaaS billings growth was 28% for the trailing twelve-month period. Normalized billings growth for the quarter was 38%. Cash and short-term investments were $150.5 million. Cash flow from operations for the quarter was $13.0 million, compared to $9.0 million in the same quarter of the prior year.

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GAAP Performance

•	Recurring revenue gross margin was 73%, compared to 74% for the same quarter in the prior year.

•	Overall gross margin was 62%, consistent with the corresponding period in the prior year.

•	Operating loss was $3.8 million, compared to $4.2 million for the same quarter in the prior year.

•	Pre-tax loss was $3.4 million, compared to $4.4 million for the same quarter in the prior year.

Non-GAAP Performance

The following non-GAAP measures are described below and are reconciled to the corresponding GAAP measures at the end of this press release.

•	Recurring revenue gross margin was 77%, consistent with the corresponding period in the prior year.

•	Overall gross margin was 67%, compared to 66% for the same quarter in the prior year.

•	Operating income was $8.6 million, compared to $5.8 million for the same quarter in the prior year.

•	Pre-tax income was $9.0 million, compared to $5.6 million for the same quarter in the prior year.

Financial Highlights for the Full Year 2017

SaaS revenue was $198.2 million, an increase of 31% over the prior year, while maintenance revenue was $2.8 million, resulting in total recurring revenue of $201.0 million. Professional services revenue was $51.7 million. Total reported revenue was $253.1 million for the year, an increase of 22%. Cash flow from operations for the full year was $43.0 million, reflecting a 44% increase over last year.

GAAP Performance

•	Recurring revenue gross margin was 72%, compared to 74% in the prior year.

•	Overall gross margin was 61%, compared to 62% in the prior year.

•	Operating loss was $21.4 million, compared to $17.4 million in the prior year.

•	Pre-tax loss was $20.5 million, compared to $17.8 million in the prior year.

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Non-GAAP Performance

The following non-GAAP measures are described below and are reconciled to the corresponding GAAP measures at the end of this press release.

•	Recurring revenue gross margin was 76%, compared to 77% in the prior year.

•	Overall gross margin was 65%, compared to 66% in the prior year.

•	Operating income was $24.1 million, compared to $18.1 million in the prior year.

•	Pre-tax income was $25.1 million, compared to $17.7 million in the prior year.

Financial Outlook

Following the announcement made on January 29, 2018, regarding CallidusCloud’s entry into a definitive agreement to be acquired by SAP, the Company will not provide outlook for its 2018 financial results. Furthermore, the Company is withdrawing all previously issued financial guidance for the full year 2018.

For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/

About CallidusCloud

Callidus Software Inc. (NASDAQ: CALD), doing business as CallidusCloud®, is the global leader in cloud-based sales, marketing, learning and customer experience solutions. CallidusCloud enables organizations to accelerate and maximize their Lead to Money process with a complete suite of solutions that identify the right leads, ensure proper territory and quota distribution, enable sales forces, automate configure price quote, and streamline sales compensation – driving bigger deals, faster. Over 6,400 leading organizations, across all industries, rely on CallidusCloud to optimize the Lead to Money process to close more deals for more money in record time.

For more information, please visit www.calliduscloud.com.

Non-GAAP Financial Measures

In this release, CallidusCloud has provided additional financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP net income before provision for income taxes. CallidusCloud uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors as a supplement to GAAP measures in evaluating CallidusCloud’s operating performance. CallidusCloud believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in CallidusCloud’s industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

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Our non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: We have excluded the effect of stock-based compensation expense from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, and net income before provision for income taxes. We believe the exclusion of stock-based compensation expense provides a useful comparison of our operating results to our peers.

Restructuring and other expense: We have excluded the effect of restructuring and other expense from our non-GAAP operating expenses, operating income and net income before provision for income taxes. Restructuring and other expense consists of employee severance and facility exit costs. We feel it is useful to investors to understand the effects of these items on our financial results.

Patent litigation and settlement costs: We have excluded patent litigation and settlement costs from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, and net income before provision for income taxes. We believe patent litigation and settlement costs are not indicative of our ongoing business operations, and are inconsistent in amount and frequency; as such we exclude these costs during our evaluation of our business performance.

Non-cash amortization of acquired intangible assets: We have excluded the effect of amortization of acquired intangibles which include developed technology, customer relationships, trade names, domain names, patents and licenses, and order backlog from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, other income and expense, and net income before provision for income taxes. Amortization of acquired intangibles are significantly affected by timing, and as such, can be inconsistent in amount and nature.

Acquisition-related costs: We have excluded the costs related to acquisitions from our non-GAAP operating expenses, operating income, net income and net income before provision for income taxes. These costs include legal and transactional costs associated with acquisition activities as well as expense related to earnouts that we would not have otherwise incurred in the periods presented as part of our continuing operations. We believe the exclusion of acquisition-related costs provides a useful comparison of our operating results to our peers.

Cash taxes: Cash taxes are defined as GAAP current income tax expense excluding the related tax amount for non-cash and non-GAAP items.

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Additionally, CallidusCloud believes the following supplemental non-GAAP financial information is useful to investors and others in assessing its operating performance. A calculation of the supplemental non-GAAP financial information is provided in the table titled “Non-GAAP Supplemental Financial Information.”

•	SaaS billings is calculated as SaaS revenue plus the sequential change in SaaS deferred revenue in a period.

•	Normalized SaaS billings is calculated as SaaS revenue plus the sequential change in SaaS deferred revenue, reduced by the remaining deferred revenue acquired during the period, plus or minus the effect of multiple year SaaS billings in that period.

We believe that normalized SaaS billings provide valuable insight into the sales of our solutions and the performance of our business. We do not consider normalized SaaS billings as a substitute for revenue recognition or revenue measurement.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including for example statements regarding the proposed merger with SAP and estimates of future revenues, reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, the risk that parties may be unable to consummate the proposed merger with SAP due to failure to satisfy conditions to the completion of the merger, including the receipt of stockholder approval or regulatory approval, which might not be obtained on the terms expected, on the anticipated schedule or at all, and other risks detailed in periodic reports we file with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q which may be obtained by contacting CallidusCloud’s Investor Relations department at 415-445-3232, or from the Investor Relations section of CallidusCloud’s website (http://www.calliduscloud.com/about-us/investor-relations/). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

© 2018 Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, Badgeville, BridgeFront, Clicktools, Datahug, iCentera, Lead to Money, LeadFormix, LeadRocket, Learning Heroes, LearningSeat, Learnpass, Litmos, the Litmos logo, OrientDB, Producer Pro, RevSym, SalesGenius, Surve, Syncfrog, Thunderbridge, and ViewCentral are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

Investor Relations Contact

Carolyn Bass

Market Street Partners

(415) 445-3232

cald@marketstreetpartners.com

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CALLIDUS SOFTWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue:
Recurring	$55,021	$44,225	$201,006	$162,586
Services and license	14,490	11,857	52,085	44,132
Total revenue	69,511	56,082	253,091	206,718
Cost of revenue:
Recurring	15,074	11,671	55,482	42,719
Services and license	11,088	9,537	43,010	35,358
Total cost of revenue	26,162	21,208	98,492	78,077
Gross profit	43,349	34,874	154,599	128,641

Operating expenses:
Sales and marketing	24,599	21,659	93,439	78,601
Research and development	10,130	8,585	37,681	31,712
General and administrative	12,375	9,350	43,738	35,795
Income from settlement and patent licensing	—	(500)	—	(500)
Restructuring and other	61	—	1,189	482
Total operating expenses	47,165	39,094	176,047	146,090
Operating loss	(3,816)	(4,220)	(21,448)	(17,449)
Interest income and other income (expense)	379	(67)	1,021	(122)
Interest expense	(8)	(137)	(66)	(267)
Loss before provision (benefit) for income taxes	(3,445)	(4,424)	(20,493)	(17,838)
Provision (benefit) for income taxes	(1,243)	373	(220)	1,128
Net loss	$(2,202)	$(4,797)	$(20,273)	$(18,966)
Net loss per share
Basic and Diluted	$(0.03)	$(0.08)	$(0.31)	$(0.32)

Weighted average shares used in computing net loss per share:
Basic and Diluted	65,995	63,663	65,272	58,852

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CALLIDUS SOFTWARE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$75,251	$148,008
Short-term investments	75,248	39,266
Accounts receivable, net	76,750	55,464
Prepaid and other current assets	24,007	18,275
Total current assets	251,256	261,013

Property and equipment, net	57,058	35,456
Goodwill	96,092	63,957
Intangible assets, net	36,641	21,659
Deposits and other non-current assets	6,400	4,416
Total assets	$447,447	$386,501

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,973	$3,573
Accrued payroll and related expenses	21,079	17,831
Accrued expenses	26,190	15,126
Deferred revenue	133,313	99,758
Total current liabilities	184,555	136,288

Deferred revenue, non-current	506	3,209
Deferred income taxes, non-current	2,252	1,541
Other non-current liabilities	15,175	8,602
Total liabilities	202,488	149,640

Stockholders’ equity:
Common stock	66	64
Additional paid-in capital	583,490	559,200
Treasury stock	(14,430)	(14,430)
Accumulated other comprehensive loss	(1,062)	(5,141)
Accumulated deficit	(323,105)	(302,832)
Total stockholders’ equity	244,959	236,861
Total liabilities and stockholders’ equity	$447,447	$386,501

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CALLIDUS SOFTWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Twelve Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(20,273)	$(18,966)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	11,738	8,041
Amortization of intangible assets	8,677	6,431
Provision for doubtful accounts	1,602	1,548
Stock-based compensation	33,420	29,123
Excess tax benefits from stock-based compensation	-	(59)
Deferred income taxes	(1,660)	210
Loss on disposal of property and equipment	5	23
Loss on foreign currency from mark-to-market derivatives	180	23
Net amortization on investments	125	170

Changes in operating assets and liabilities:
Accounts receivable	(19,517)	(12,439)
Prepaid and other current assets	(2,091)	(6,118)
Other non-current assets	(1,877)	(426)
Accounts payable	622	(1,088)
Accrued expenses	707	(1,237)
Accrued payroll and related expenses	2,766	5,321
Accrued restructuring and other expenses	56	252
Deferred revenue	28,480	18,970
Net cash provided by operating activities	42,960	29,779

Cash flows from investing activities:
Purchases of investments	(80,738)	(37,409)
Proceeds from maturities of investments	37,009	16,715
Proceeds from sale of investments	5,644	726
Purchases of property and equipment	(19,519)	(15,599)
Purchases of intangible assets	(458)	(962)
Acquisitions, net of cash acquired	(44,790)	(22,574)
Change in restricted cash	(1,355)	-
Net cash used in investing activities	(104,207)	(59,103)

Cash flows from financing activities:
Proceeds from follow-on offering, net of issuance costs	-	100,345
Proceeds from issuance of common stock	5,951	4,384
Restricted stock units acquired to settle employee withholding liability	(15,184)	(3,479)
Excess tax benefits from stock-based compensation	-	59
Payment of consideration related to acquisitions	(2,400)	(510)
Net cash (used in) provided by financing activities	(11,633)	100,799
Effect of foreign currency exchange rates on cash and cash equivalents	123	(699)
Net (decrease) increase in cash and cash equivalents	(72,757)	70,776
Cash and cash equivalents at beginning of period	148,008	77,232
Cash and cash equivalents at end of period	$75,251	$148,008

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CALLIDUS SOFTWARE INC.

GAAP TO NON-GAAP ADJUSTMENT SUMMARY

(In thousands)

(unaudited)

GAAP to Non-GAAP adjustments include stock-based compensation, amortization of acquired intangible assets, patent litigation and settlement costs, acquisition-related costs, restructuring and other expenses as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Cost of revenue:
Recurring	$2,334	$1,410	$7,661	$5,067
Services and license	571	530	2,340	2,097
Operating expenses:
Sales and marketing	2,949	3,091	11,026	10,707
Research and development	2,041	1,556	7,157	5,147
General and administrative	4,476	3,396	16,170	12,010
Restructuring and other	61	-	1,189	482
Total	$12,432	$9,983	$45,543	$35,510

CALLIDUS SOFTWARE INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except for percentages)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Non-GAAP gross profit reconciliation:

Gross profit	$43,349	$34,874	$154,599	$128,641

Gross margin	62%	62%	61%	62%
Add back:
Stock-based compensation	1,037	819	4,087	3,736
Non-cash amortization of acquired
intangible assets	1,868	1,121	5,914	3,428
Non-GAAP gross profit	$46,254	$36,814	$164,600	$135,805

Gross margin	67%	66%	65%	66%

Non-GAAP recurring revenue gross profit reconciliation:

Recurring revenue gross profit	$39,947	$32,554	$145,524	$119,867

Recurring revenue gross margin	73%	74%	72%	74%
Add back:
Stock-based compensation	466	289	1,748	1,639
Non-cash amortization of acquired
intangible assets	1,868	1,121	5,914	3,428
Non-GAAP recurring revenue gross profit	$42,281	$33,964	$153,186	$124,934

Non-GAAP recurring revenue gross margin	77%	77%	76%	77%

Non-GAAP operating expense reconciliation:

Operating expenses	$47,165	$39,094	$176,047	$146,090
Operating expenses, as a % of total
revenue	68%	70%	70%	71%
Subtract:
Stock-based compensation	(7,046)	(7,394)	(29,548)	(25,387)
Non-cash amortization of acquired
intangible assets	(514)	(490)	(1,921)	(1,797)
Patent litigation and settlement costs	(31)	(29)	(115)	(115)
Acquisition-related costs	(1,875)	(130)	(2,769)	(565)
Restructuring and other	(61)	-	(1,189)	(482)
Non-GAAP operating expenses	$37,638	$31,051	$140,505	$117,744
Non-GAAP operating expenses, as a %
of total revenue	54%	55%	56%	57%

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CALLIDUS SOFTWARE INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except for percentages)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Non-GAAP operating income (loss) reconciliation:

Operating loss	$(3,816)	$(4,220)	$(21,448)	$(17,449)
Operating loss, as a % of total
revenue	(5)%	(8)%	(8)%	(8)%
Add back:
Stock-based compensation	8,083	8,214	33,635	29,123
Non-cash amortization of acquired
intangible assets	2,382	1,610	7,835	5,225
Patent litigation and settlement costs	31	29	115	115
Acquisition-related costs	1,875	130	2,769	565
Restructuring and other	61	-	1,189	482
Non-GAAP operating income	$8,616	$5,763	$24,095	$18,061
Non-GAAP operating income, as a %
of total revenue	12%	10%	10%	9%

Non-GAAP net income (loss) before provision (benefit) for income taxes reconciliation:

Net loss before provision (benefit) for income taxes	$(3,445)	$(4,424)	$(20,493)	$(17,838)
Net loss before provision (benefit) for income taxes, as a % of total
revenue	(5)%	(8)%	(8)%	(9)%
Add back:
Stock-based compensation	8,083	8,214	33,635	29,123
Non-cash amortization of acquired
intangible assets	2,382	1,610	7,835	5,225
Patent litigation and settlement costs	31	29	115	115
Acquisition-related costs	1,875	130	2,769	565
Restructuring and other	61	-	1,189	482
Non-GAAP net income before provision (benefit) for income taxes	$8,987	$5,559	$25,050	$17,672
Non-GAAP net income before provision (benefit)
for income taxes, as a % of total revenue	13%	10%	10%	9%

Cash taxes	$557	$224	$1,277	$791

Weighted average shares - basic	65,995	63,663	65,272	58,852
Weighted average shares - diluted	67,768	65,637	67,212	60,910

CALLIDUS SOFTWARE INC.

Non-GAAP Supplemental Financial Information

(In thousands, except for percentages)

(unaudited)

	Three Months Ended		Trailing Twelve Months Ended
	December 31,		December 31,
SaaS Billings	2017	2016	2017	2016
SaaS revenue	$54,565	$42,104	$198,206	$151,524

Add back:
Increase in SaaS deferred revenue	21,381	11,474	30,237	27,628
SaaS billings	$75,946	$53,578	$228,443	$179,152

SaaS billings growth rate	42%	55%	28%	41%

Normalized Billings
SaaS billings	$75,946	$53,578	$228,443	$179,152
Multi-year billings	33	1,434	2,833	1,698
Remaining deferred revenue from acquisitions	(1,215)	(814)	(1,724)	(1,450)
Normalized SaaS billings	$74,764	$54,198	$229,552	$179,400

Normalized SaaS billings growth rate	38%	48%	28%	36%

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